UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

GOLDEN GRAIN ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Iowa	000-51177	02-057361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW Mason City, IA 50401
(Address of principal executive offices)

(641) 423-8525
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 11, 2006, Golden Grain Energy, LLC (the “Company”) entered into a Member Control Agreement with Renewable Products Marketing Group, LLC, a Minnesota limited liability company (“RPMG”), and several other ethanol producers (the “Member Control Agreement”). In connection with the execution of the Member Control Agreement, the Company made a capital contribution of $605,000 and became a member of RPMG. Our capital contribution was made in exchange for a ten percent (10%) Percentage Interest (as defined in the Member Control Agreement) and a ten percent (10%) Voting Interest (as defined in the Member Control Agreement). The Member Control Agreement also allocates profit, loss and distributions among the members in accordance with their Percentage Interests, establishes transfer restrictions on the Percentage Interests and certain mandatory redemptions, creates limits on the power of the board of governors, requires member consent for certain actions of RPMG, and creates a process for the dissolving, winding up and terminating the existence of RPMG.

RPMG is an ethanol marketing company, owned by its producer-members, which markets and sells ethanol for several ethanol plants, including ours.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

4/14/06	/s/ Christine Marchand
Date	Christine Marchand, Chief Financial Officer